Exhibit 99.1

Body Central Corp. Responds to Investor Questions
JACKSONVILLE, Fla., Aug. 29, 2014 (GLOBE NEWSWIRE) -- Body Central Corp. (OTC Pink: BODY) (the “Company”) recently filed a press release dated August 14, 2014, communicating the results of operations for the thirteen weeks ended June 28, 2014. Within the communication, investors were offered the opportunity to submit relevant questions to the Company. The questions and answers below reflect responses to a sampling of the questions received.
Question 1: With regard to the recent issuance of the convertible notes, how did the Board determine the necessity of issuing the notes, the impact to existing shareholders, and to whom the notes would be offered?
Answer 1: During the Company’s second fiscal quarter, the Board understood that the Company was in urgent need of liquidity. The previous Board hired the investment banking firm Houlihan Lokey to perform a fair and comprehensive process to evaluate all capital raise options in an effort to improve the Company’s liquidity. Houlihan Lokey was given a broad mandate to evaluate the full spectrum of potential structures for raising capital and to evaluate all feasible investment proposals that would be in the best interests of the Company and its stakeholders. Given the state of the Company’s business, the size and urgency of the capital need, and the costs associated with the investment, the Board determined that issuing the $18 million aggregate principal amount of subordinated secured convertible notes and new series of preferred stock to investors in a private placement was the best alternative to provide shareholder value.
Question 2: Given performance-based components of the incentive package for the Company’s new CFO, Richard L. Walters, Jr., is there a corresponding business plan that the Company can share with investors?
Answer 2: The near term objective is to return the Company to positive free cash flow and create business processes that sustain and maximize this free cash flow. Provided we are able to shore up our cash flow situation, our investors should expect our Board, and specifically our Compensation Committee, to be focused on building long-term value per share. However, we do not intend to let our long-term goals distract us from our current, primary objectives. The Compensation Committee will continue to set targets it believes are fair, attainable, long-term focused and in alignment with the interest of shareholders, consistent with a pay-for-performance culture. We of course emphasize that targets set in connection with our compensatory programs are only targets, and there can be no assurance that the Company will achieve them. Investors are urged to consult the Company’s “Business Update” investor presentation filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K dated August 14, 2014, as well as the Company’s filings with the SEC from time to time. The “Business Update” presentation

Exhibit 99.1

outlines our strategy for getting the Company back on course, including re-focusing on our core customer, ongoing identification and implementation of potential cost savings, and increasing inventory turns.
Question 3: Are there any plans to generate non-operating cash flow through the disposal of non-core assets over the next twelve months?
Answer 3: In its Current Report on Form 8-K filed on August 28, 2014, the Company provided an update as to its strategic determination to terminate its previous plans to move its corporate office and distribution center to the facilities contemplated by the January 15, 2013 lease between Body Central Stores, Inc., as tenant, and GIV Imeson, LLC, as landlord. While no assurances can be given that the Company will be able to arrive at a satisfactory solution for reducing, mitigating or terminating its obligations under the lease, the Company is currently exploring alternatives to monetize its investment in owned equipment and fixtures that it does not expect to install in either its current or vacant distribution center. These assets have a market value of approximately $1 million. The Company does not own any real estate, but continually evaluates store operations and lease renewals to optimize our returns on our working capital and fixed asset investments.
Question 4: I understand the Company has made a number of refinements in the merchandising strategy. When can we expect to see a tangible improvement in the top line?
Answer 4: The Company is starting to take aggressive steps intended to reduce inventories to a level commensurate with current sales levels. In addition to reducing overall inventory levels, there is a concerted effort to expand the breadth of the assortment and reduce the depth of duplicative merchandise. These changes should drive two outcomes. First, we expect these actions to increase the freshness of inventory and the corresponding inventory turnover, which should improve gross margins through fewer markdowns. Second, as we sell through the reduced depth of an existing style, we have the opportunity to identify where we can bring in desirable variations of high velocity styles, which should improve sales performance. Further, we are renewing our focus in our “best at” categories such as nightlife and club. These categories were previously the cornerstone of our niche position, and we intend to increase their prominence as we endeavor to reestablish our position in the marketplace. We acknowledge that mall traffic trends across the industry are weak, and we are not immune. However, we believe these actions will start to take hold in the third quarter and may begin to increase store transactions as early as fourth quarter of 2014, regardless of the traffic headwind.
Question 5: I understand the Company has a view of how gross profit rates may trend over in the near term, which includes a negative impact in the third quarter from increased markdowns. Should we view the negative impact on a year-over-year basis, a sequential basis, or something else?
Answer 5: The Company’s inventory position needs to be clean, and capable of turning faster going into the fourth quarter. To accomplish that goal we have increased markdowns in the third quarter to move through aged inventory. While these increased markdowns will reduce gross profit margins in the third quarter, we believe such strategy will position us for improved fourth quarter gross profit margins on both a year-over-year and sequential basis.

Exhibit 99.1

Question 6: There has been recurring language in recent Form 13-Ds, the securities purchase agreement governing the sale of the convertible notes, and the “Business Update” investor presentation of August 14, 2014 regarding the necessity of reducing expenses in an effort to improve performance. What kind of efficiencies have been identified and what direction can be shared on the timing or magnitude of these savings?
Answer 6: The Company has taken quick action, to the extent feasible, to reduce non-essential corporate headcount, reduce the utilization of outside professional services, reduce corporate non-payroll expense, opportunistically renegotiate third party pricing, and reduce store lease terms and rental rates in an effort to stem the cash burn and restore the Company to positive cash flows. The Company has estimated that the annualized savings to be greater than $20 million, with potential realization over the course of the next 18 months. The Company is not using the first half of 2014 as a base from which we begin tracking our cost savings, as that period includes many one-time items. Rather, we are benchmarking our cost savings estimates off of 2013 results, which we believe reflect a more representative baseline of Company expenses during a period of more normalized historical operations.
Question 7: Does the Company expect to close more stores beyond the 7 just closed in the second quarter of 2014?
Answer 7: The Company continues to evaluate all practical alternatives that we believe can contribute to improved top line performance, better merchandise margins and reduced store level expense. Part of this process includes an active dialogue with landlords in an effort to reduce occupancy or lease terms at underperforming locations. The Company expects to close five to eight more stores by this year end for a total of 24 to 28 in fiscal 2014, and will continue to monitor the impact of its new merchandising and inventory strategy into fiscal 2015 to determine the necessity of further store closings.
Question 8: Will the Company provide future guidance on the timing of when it either expects to return to profitability or positive cash flows?
Answer 8: The Company will not provide earnings guidance in the near-term. As the implementation of the Company’s plans for cost-savings, inventory right-sizing and focus on “best at” categories continues, the Company intends to further hone its long-term business plans and to routinely engage with shareholders with regards to our strategic refinements and business developments. As noted above, the immediate focus concentrates on efforts designed to return the Company to positive free cash flow as soon as possible, and if this goal can be achieved, tailoring business processes designed to sustain and maximize this free cash flow.

About Body Central

Founded in 1972, Body Central Corp. is a multi-channel, specialty retailer offering on trend, quality apparel and accessories at value prices. As of August 27, 2014, the Company operated 274 specialty apparel stores in 28 states under the Body Central and Body Shop banners, as well as a direct business comprised of a Body Central catalog and an e-commerce website at www.bodycentral.com. The Company targets women in their late teens to mid-thirties from diverse cultural backgrounds who seek the latest fashions and a flattering fit. The Company's stores feature an assortment of tops, dresses, bottoms,

Exhibit 99.1

jewelry, accessories and shoes sold primarily under the Company's exclusive Body Central® and Lipstick Lingerie® labels.

Forward-Looking Statements

Certain statements in this release are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "guidance," "expects," "intends," "projects," "plans," "believes," "estimates," "targets," "anticipates," and similar expressions are used to identify these forward-looking statements. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are (1) expectations regarding our ability to continue as a going concern; (2) our ability to maintain the required base amount of unrestricted cash, or otherwise trigger an event of default under the terms of our senior credit facility, as amended, which would result in a cash dominion event; (3) our failure to register our common stock under the Registration Rights Agreement, resulting in material penalties related to our Subordinated Secured Convertible Notes; (4) a sale or issuance of our common stock at a price less than the conversion price under the Subordinated Secured Convertible Notes agreement triggering an anti-dilution provision; (5) the potential for acceleration of any of our indebtedness, the potential that cross-default provisions under our first lien credit facility and second lien note instruments could be triggered, as well as any trigger by an event of default of cash dominion provisions under our first lien credit facility; (6) our ability to obtain financing or to generate sufficient cash flows to support operations; (7) our ability to identify and respond to new and changing fashion trends, customer preferences and other related factors; (8) the dislocation of customers that may occur as a result of strategic changes to marketing or merchandise selections; (9) failure to successfully execute marketing initiatives to drive core customers into our stores and to our website; (10) failure to successfully execute our growth strategy; (11) changes in consumer spending and general economic conditions; (12) changes in Federal and state tax policy on our customers; (13) changes in the competitive environment in our industry and the markets we serve, including increased competition from other retailers; (14) failure of our stores to achieve sales and operating levels consistent with our expectations; (15) failure to successfully execute our direct business segment initiatives; (16) our dependence on a strong brand image; (17) failure of our information technology systems to support our business; (18) failure to successfully integrate new information technology systems to support our business; (19) our dependence upon key executive management or our inability to hire or retain additional personnel; (20) changes in payments terms, including reduced credit limits and/or requirements to provide advance payments to our vendors; (21) disruptions in our supply chain and distribution facility; (22) our reliance upon independent third-party transportation providers for all of our product shipments; (23) hurricanes, natural disasters, unusually adverse weather conditions, boycotts and unanticipated events; (24) the seasonality of our business; (25) increases in the costs of fuel, or other energy, transportation or utilities costs as well as in the costs of raw materials, labor and employment; (26) the impact of governmental laws and regulations, including tax policy, and the outcomes of legal proceedings; (27) restrictions imposed by lease obligations on our current and future operations; (28) our failure to maintain effective internal controls; and (29) our inability to protect our trademarks or other intellectual property rights. Factors that could cause future results to materially differ from recent results or those projected in forward-looking statements include the "Risk Factors" described in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 27, 2014, the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2014 and in the Company's other periodic filings with the Securities and Exchange Commission from time to time.